Exhibit 99.2

Designated Filer:	Warburg Pincus & Co.
Issuer & Ticker Symbol:	Bill Barrett Corporation (BBG)
Date of Event Requiring Statement: December 5, 2008

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Warburg Pincus Private Equity X, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

2.	Name:	Warburg Pincus X, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

3.	Name:	Warburg Pincus X, LLC
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

4.	Name:	Warburg Pincus Private Equity VIII, L.P.
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

5.	Name:	Warburg Pincus Partners, LLC
	Address:	c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017

6.	Name:	Warburg Pincus LLC
	Address:	466 Lexington Avenue
New York, NY 10017